SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2002

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6205 Peachtree Dunwoody Road
Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

On June 20, 2002, Moody’s Investors Service, Inc. lowered its rating on our senior unsecured long-term debt securities from Baa2 to Baa3. Following this action, our Moody’s rating remains investment grade. We do not expect this action to have a material adverse effect on our day-to-day operations or liquidity position.

Cox Radio, Inc. is the third largest radio company in the United States based on revenues. Cox Radio owns, operates or provides sales and marketing services for 79 stations (68 FM and 11 AM) clustered in 18 markets, including major markets such as Atlanta, Houston, Miami, Tampa, Orlando and San Antonio.

Forward-Looking Statements

Statements in this report are “forward-looking” statements, which are statements that relate to our future plans, earnings, objectives, expectations, performance and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to political events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, our ability to execute our Internet strategy effectively, and other risk factors described from time to time in Cox Radio’s filings with the Securities and Exchange Commission, including Cox Radio’s Form 10-K for the year ended December 31, 2001. We assume no responsibility to update the forward-looking statements contained in this report as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: June 24, 2002	By:	/s/ Neil O. Johnston

Name: Neil O. Johnston
Title: Vice President and Chief Financial Officer